                                                                     Exhibit 4.2


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                       NATIONWIDE FINANCIAL SERVICES, INC.


                                       TO


                            WILMINGTON TRUST COMPANY

                                     Trustee



              -----------------------------------------------------




                             SUPPLEMENTAL INDENTURE

                           Dated as of [   ], 199[ ]



              -----------------------------------------------------




                                   $
                            Series [ ]% Senior Notes
                                     Due [ ]



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



                               TABLE OF CONTENTS(1)


                                                                                                               Page
                                                                                                               ----

ARTICLE I         Series [     ]% Senior Notes....................................................................1
         SECTION 1.01.  Establishment.............................................................................1
         SECTION 1.02.  Definitions...............................................................................2
         SECTION 1.03.  Payment of Principal and Interest.........................................................2
         SECTION 1.04.  Denominations.............................................................................3
         SECTION 1.05.  Global Securities.........................................................................3
         SECTION 1.06.  Redemption................................................................................3
         SECTION 1.07.  Paying Agent..............................................................................4

ARTICLE II        Miscellaneous Provisions........................................................................4
         SECTION 2.01.  Recitals by Corporation...................................................................4
         SECTION 2.02.  Ratification and Incorporation of Original Indenture......................................4
         SECTION 2.03.  Executed in Counterparts..................................................................4

EXHIBIT A         Form of Series [     ] Senior Note Due [          ], [     ]

EXHIBIT B         Certificate of Authentication


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         (1)This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

                  THIS [    ] SUPPLEMENTAL INDENTURE is made as of the [ ] day
of [   ], 199[ ], by and between NATIONWIDE FINANCIAL SERVICES, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Trustee (herein called the "Trustee").

                              W I T N E S S E T H:

                  WHEREAS, the Company has heretofore entered into a Senior
Indenture, dated as of [    ], 1998 (the "Original Indenture") with Wilmington
Trust Company, as Trustee;

                  WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as may be amended and supplemented to the date hereof, including by this [ ] Supplemental Indenture, is herein called the "Indenture";

                  WHEREAS, under the Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

                  WHEREAS, the Company proposes to create under the Indenture a series of Securities;

                  WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

                  WHEREAS, all conditions necessary to authorize the execution
and delivery of this [    ] Supplemental Indenture and to make it a valid and
binding obligation of the Company have been done or performed.

                  NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                           Series [  ]% Senior Notes

                  SECTION 1.01. ESTABLISHMENT. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as
the Company's Series [     ]% Senior Notes due [           ], [     ]
(the "Series [     ] Notes").

                  There are to be authenticated and delivered $[ ] principal amount of Series [ ] Notes, and no further Series [ ] Notes shall be authenticated and delivered except as provided by Sections 2.8, 2.9, 2.11, 8.5 or 12.3 of the Original
Indenture. The Series [   ] Notes shall be issued in definitive fully registered
form without coupons.

                  The Series [   ] Notes shall be in substantially the form set
out in Exhibit A hereto, and the form of the Trustee's Certificate of
Authentication for the Series [   ] Notes shall be in substantially the form set
forth in Exhibit B hereto.

                  Each Series [   ] Note shall be dated the date of
authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

                  SECTION 1.02. DEFINITIONS. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

                  "Interest Payment Dates" means [                        ].

                  "Regular Record Date" means [                           ].

                  "Stated Maturity" means [                                   ].

                  SECTION 1.03. PAYMENT OF PRINCIPAL AND INTEREST. The unpaid
principal amount of the Series [    ] Notes shall bear interest at the rate of
[   ]% per annum until paid or duly provided for, such interest to accrue from
[     ], [   ] or from the most recent Interest Payment Date to which interest
has been paid or duly provided for. Interest shall be paid [   ] in arrears on
each Interest Payment Date to the Person in whose name in the Series [   ]
Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record
Date and will be paid to the Person or Persons in whose name the Series [   ]
Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Company ("Special Record
Date"), notice whereof shall be given to Holders of the Series [    ] Notes not
less than fifteen (15) days prior to such Special Record Date, as more fully provided in the Original Indenture.

                  Payments of interest on the Series [   ] Notes will include
interest accrued to but excluding the respective Interest Payment Dates.
Interest payments for the Series [   ] Notes shall be computed and paid on the
basis of a 360-day year of twelve 30-day months. In the event that any date on
which interest is payable on the Series [   ] Notes is not a Business Day, then
payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.

                  Payment of the principal and interest on the Series [   ]
Notes shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the
Stated Maturity or at earlier redemption of any Series [   ] Notes being made
upon surrender of such Series [   ] Notes to the Paying Agent. Payments of
interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

                  SECTION 1.04.  DENOMINATIONS.  The Series [    ] Notes may be
issued in denominations of $[    ] or any integral multiple thereof.

                  SECTION 1.05. GLOBAL SECURITIES. The Series [   ] Notes will
initially be issued in the form of one or more Global Securities registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series Notes represented by such Global Security or Global Securities will not be exchangeable for, and will not otherwise be issuable as, Series Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

                  A Global Security shall be exchangeable for Series [   ] Notes
registered in the names of the persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company within 90 days of receipt by the Company of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company within 90 days after it becomes aware of such cessation, or (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be
exchangeable for Series [   ] Notes registered in such names as the Depositary
shall direct.

                  SECTION 1.06.  REDEMPTION.  The Series [   ] Notes shall not
be subject to redemption. The Series [   ] Notes shall not have a sinking
fund.(2)

--------
(2) Subject to change.

                  SECTION 1.07. PAYING AGENT. The Trustee shall initially serve
as Paying Agent with respect to the Series [   ] Notes , with the Place of
Payment initially being the Corporate Trust Office.

                                   ARTICLE II

                            Miscellaneous Provisions

                  SECTION 2.01. RECITALS BY CORPORATION. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be
applicable in respect of the Series [   ] Notes and of this [   ] Supplemental
Indenture as fully and with like effect as if set forth herein in full.

                  SECTION 2.02. RATIFICATION AND INCORPORATION OF ORIGINAL INDENTURE. As supplemented hereby, the Original Indenture is in all respects
ratified and confirmed, and the Original Indenture and this [    ] Supplemental
Indenture shall be read, taken and construed as one and the same instrument.

                  SECTION 2.03. EXECUTED IN COUNTERPARTS. This [   ]
Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

                                          NATIONWIDE FINANCIAL SERVICES, INC.
[CORPORATE SEAL]
Attest:

____________________________              By:_________________________________
Name:
Title:



                                          WILMINGTON TRUST COMPANY,
[CORPORATE SEAL]                          as Trustee
Attest:

_____________________________             By:__________________________________
Name:
Title:

                                    EXHIBIT A

                                     FORM OF

                             SERIES [ ]% SENIOR NOTE
                                  DUE [ ], [ ]

No.                                                                    CUSIP NO.

                       NATIONWIDE FINANCIAL SERVICES, INC.
                             SERIES [ ]% SENIOR NOTE
                                  DUE [ ], [ ]

Principal Amount:          $[                  ]

Regular Record Date:       [          ], [     ]

Original Issue Date:       [          ], [     ]

Stated Maturity:           [          ], [     ]

Interest Payment Dates:    [          ], [     ]

Interest Rate:             [     ]% per annum

Authorized Denomination:   $[          ] or any integral multiples thereof

                  Nationwide Financial Services, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), which term includes any successor corporation under the Indenture referred to on the
reverse hereof), for value received, hereby promises to pay to [           ], or
registered assigns, the principal sum of [               ] DOLLARS
($[             ]) on the Stated Maturity shown above and to pay interest
thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [ ] in arrears on each Interest Payment Date as specified above, commencing on the Interest Payment Date next succeeding the Original Issue Date shown above and on the Stated Maturity at the rate per annum shown above (the "Interest Rate") until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity will, as provided in such Indenture, be paid to the Person in whose name this Series
[     ]% Senior Note (this "Security") is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date; provided that any interest payable at Stated Maturity will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and will be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 15 days prior to such Special Record Date, as more fully provided in said Indenture.

                  Payments of interest on this Security will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. "Business Day" means a day other than a day on which banks in New York, New York are authorized or required by law, executive order or regulation to remain closed.

                  Payment of the principal of and interest due at the Stated Maturity of this Security shall be made upon surrender of this Security, at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                  Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  [          ], 199[ ]
                                          NATIONWIDE FINANCIAL SERVICES, INC.



                                          By:_________________________________
Attest:





                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series referred to in the within-mentioned Senior Indenture.

                                          WILMINGTON TRUST COMPANY,
                                           as Trustee



                                          By:_________________________________

                           (Reverse Side of Security)

                  This Security is one of a duly authorized issue of Securities of the Company (the "Securities"), issued and issuable in one or more series
under a Senior Indenture, dated as of [    ], 1998, as supplemented (the
"Indenture"), between the Company and Wilmington Trust Company, as Trustee (the "Trustee"), which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Security is one of the series
designated on the face hereof as Series [    ]% Senior Notes due [    ], [    ]
(the "Series [    ] Notes") in the aggregate principal amount of up to $[    ].
Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

                  [The Securities of this series are not subject to redemption prior to their Stated Maturity.](3)

                  If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of all series affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected thereby (voting as one class). The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of all series with respect to which a default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of the Securities of all such series, to waive, with certain exceptions, such default under the Indenture and its consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

--------
(3) Subject to change.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the security register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and shall have offered the Trustee such indemnity as it may require, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit, instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest hereon on or after the respective due dates expressed herein.

                  The Indenture contains provisions for defeasance at any time
of the entire indebtedness of the Securities of this series [    ] and for
covenant defeasance at any time of certain covenants in the Indenture upon compliance with certain conditions set forth in the Indenture.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The Securities of this series are issuable only in registered
form without coupons in denominations of $[    ] and any integral multiple
thereof. As provided in the Indenture and subject to the limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged at the office or agency of the Company.

                  This Security shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM    -     as tenants in common             UNIF GIFT MIN ACT -
                                                                        --------
                                                                        (Cust)

TEN ENT    -     as tenants by the entireties     Custodian
                                                                        --------
                                                                        (Minor)

JT TEN     -     as joint tenants with rights     under Uniform Gifts
                 of survivorship and not as       to Minors Act
                 tenants in common
                                                                        --------
                                                                        (State)

             Additional abbreviations may also be used though not on the above list.

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                  FOR VALUE RECEIVED, the undersigned hereby sell(s) and
transfer(s) unto _______________ (please insert Social Security or other identifying number of assignee) the within Security and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Security on the books of the Company, with full power of substitution in the premises.

                   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,
                      INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Dated:
      -----------------------       --------------------------------------------
                                    --------------------------------------------

                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

                                    EXHIBIT B

                          CERTIFICATE OF AUTHENTICATION

                This is one of the Securities referred to in the within-mentioned Senior Indenture.

                                            WILMINGTON TRUST COMPANY,
                                             as Trustee



                                            By:
                                               ---------------------------------
                                                     Authorized Officer

                                       B-1